As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-261343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

6565 E. Washington Blvd.

Commerce, CA 90040

(323) 888-9999

(Address of principal executive offices, including zip code)

Copies to:

Ralph V. De Martino, Esq.

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006 Tel: (202) 724-6848

Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Nova LifeStyle, Inc. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-261343) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

May 27, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit	Title

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, dated November 10, 2009; File No. 333-163019).
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011).
3.3	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011).
3.4	First Amendment to the Amended and Restated Bylaws of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36259) filed on February 28, 2018)
3.5	Certificate of Change to Authorized Shares of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36259) filed on December 20, 2019)
4.1	Form of Investor Warrant (1)
4.2	Form of Placement Agent Warrant (1)
5.1	Opinion of ArentFox Schiff LLP*
10.1	Form of Securities Purchase Agreement (1)
23.1	Consent of Centurion ZD CPA & Co.**
23.2	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the registration statement filed on November 24, 2022)
107	Calculation of Filing Fee Tables

*	Filed herewith.
**	Previously filed as an exhibit of the same number to Amendment No. 2 to this Registration Statement on May 23, 2022.
(1)	Incorporated by reference from the exhibit of the same number filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on July 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California on the 27th day of May 2022.

NOVA LIFESTYLE, INC.

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Thanh H. Lam	May 27, 2022	Chief Executive Officer, President,
Thanh H. Lam		Director and Chairperson (Principal Executive Officer)

/s/ Jeffery Chuang*	May 27, 2022	Chief Financial Officer
Jeffery Chuang		(Principal Financial and Accounting Officer)

/s/ Min Su*	May 27, 2022	Director
Min Su

/s/ Umesh Patel*	May 27, 2022	Director
Umesh Patel

/s/ Ming-Cherng Sky Tsai*	May 27, 2022	Director
Ming-Cherng Sky Tsai

/s/ Huy P. La*	May 27, 2022	Director
Huy P. La

* By:	/s/ Thanh H. Lam
Thanh H. Lam, Attorney & Agent In Fact (pursuant to the power of attorney included on the signature page of the registration statement filed on November 24, 2021)

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